Exhibit 99.1
News Corp To Acquire OPIS

Leading Data and Analytics Provider for Energy and Commodities Markets Will Provide New Pillars of Growth for Dow Jones

Growing, High Margin, Subscription-Based Business Expected To Transform the Dow Jones Professional Information Business

NEW YORK, NY—August 2, 2021—News Corp announced today that it has entered into an agreement to acquire the Oil Price Information Service (OPIS) and related assets from S&P Global and IHS Markit.

The scaled, highly profitable and consistently growing digital data, analytics and insights provider will become part of Dow Jones’ burgeoning Professional Information Business (PIB), which includes Dow Jones Risk & Compliance, Dow Jones Newswires and Factiva. OPIS has a revenue base that is nearly 100% digital, 95% recurring and operates at approximately 50+% Adjusted EBITDA margins1, with modest Capex requirements.

News Corp is acquiring OPIS for $1.150 billion in a cash transaction, subject to customary adjustments, and also expects to receive an estimated tax benefit of $180 million as part of the transaction2. S&P Global and IHS Markit announced in May their exploration of the divestiture of the businesses to ensure a timely merger of both companies. News Corp’s acquisition of OPIS is subject to customary closing conditions, including regulatory approvals and the consummation of the S&P Global and IHS Markit merger, which is expected in the fourth quarter of this calendar year.

Founded in 1977, OPIS today is a global industry standard for benchmark and reference pricing and news and analytics for the oil, natural gas liquids and biofuels industries, and a growing provider of insights and analytics in renewables and carbon pricing. At its core, OPIS provides end-to-end pricing and analytics information to the energy industry from the refinery to the retailer.

With this acquisition, Dow Jones will also be providing pricing and news and analytics for the Coal, Mining and Metals end markets through McCloskey, among other brands. In addition, Dow Jones will be well poised to leverage the global transition to renewables and the growth opportunities resulting from emerging energy categories like hydrogen, carbon credits, biofuels, LNG, solar, water and electric vehicles.

OPIS will also help Dow Jones in its goal of building the leading global business news and information platform for professionals. With its valuable data, which is used as a currency for the industry, OPIS has deep and trusted customer relationships with high renewal rates, and a seasoned management team with an average of 18 years of experience.

“OPIS will be the cornerstone for a rising commodities, energy and renewables digital business that we are convinced will have a positive impact on Dow Jones and News Corp,” said Robert Thomson, Chief Executive of News Corp. “We certainly believe OPIS and Dow Jones will be more than the sum of their valuable parts. Dow Jones is ideally positioned to accelerate growth at OPIS, while OPIS will be a powerful pillar, alongside Risk & Compliance, in the fast-growing Dow Jones Professional Information Business.”

OPIS and related assets revenues have grown at an approximate 10% CAGR, including acquisitions, since 2016, as disclosed by IHS Markit, and grew at a consistent rate through the 2008-2009 global financial crisis, the 2014-2015 oil market downturn and the current pandemic. In its current fiscal year (ending November 30, 2021), OPIS is expected to generate approximately $129 million in revenues, with Adjusted EBITDA growing at a faster rate, and expected Adjusted EBITDA margins exceeding 50%.

The energy and commodity pricing information industry is estimated to be at $3 billion as of 2020 (source: Burton-Taylor), with a 5-year CAGR of more than 7%. Given the large scale and global corporate and societal response to climate change, the fast-growing renewable energy markets have rising demand for the kind of data and analytics Dow Jones will be able to supply with OPIS. OPIS’ retail offerings have the ability to grow outside the US and in segments like connected cars and electric vehicles.

“Dow Jones and OPIS together can be a leading provider of energy and renewable information, combining trusted news, data, analytics, events and an interconnected professional community,” said Almar Latour, CEO of Dow Jones. “OPIS’s expertise in commodities, energy and renewables aligns with Dow Jones’ focus on building deeper specialization in specific verticals around valuable content. OPIS is expected to accelerate PIB’s growth by adding a highly profitable, growing business that can expand even faster as part of Dow Jones.”

OPIS, headquartered in Rockville, Maryland, also has offices in Mexico, the United Kingdom, France, Romania and Singapore. The company employs approximately 400 professionals globally.

News Corp will report its full year 2021 results on August 5, 2021. As of the Third Quarter year to date, Dow Jones revenues increased 4 percent while Segment EBITDA expanded 49 percent, on 21% Segment EBITDA margins, and achieved record profitability.

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1 Adjusted EBITDA margin is the ratio of Adjusted EBITDA to revenues. In its fiscal year ended November 30, 2020, OPIS generated revenue and Adjusted EBITDA of approximately $121 million and $61 million, respectively. Adjusted EBITDA excludes corporate allocations of $11 million from EBITDA. EBITDA for the OPIS business excludes depreciation expense of $2.8 million, restructuring and other expense, net of $4.5 million and equity losses from investees of $0.2 million from net income of $42.1 million. All figures based on information provided by IHS Markit Ltd.
2 News Corp expects to receive a step up in tax basis resulting in an annual deduction over the next 15 years with an estimated tax benefit of $180 million on a present value basis.

Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” "will," “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the expected timing for the completion of, and the potential benefits from, the acquisition of OPIS. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the acquisition, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and News Corp and Dow Jones undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About News Corp

News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com

Dow Jones Corporate Communications
Matthew Hutchison
+1415-583-2119
Matthew.hutchison@dowjones.com